Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a trustee of General Electric S&S Income Fund, a New York common law trust (the “Trust”), hereby constitutes and appoints Jeffrey R. Immelt, Brackett B. Denniston, Keith S. Sherin, Jamie S. Miller and Christoph A. Pereira, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign the Registration Statement under the Securities Act of 1933, as amended, of General Electric Company (the “Company”) on Form S-8, any amendments thereto, and all post-effective amendments and supplements to the Company’s Registration Statement for the registration of the Trust’s securities pursuant to the Company’s Savings and Security Program; and (ii) to file such Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 21st day of February 2012.

/s/ Dmitri L. Stockton	/s/ Ralph R. Layman
Dmitri L. Stockton	Ralph R. Layman
Trustee	Trustee

/s/ George A. Bicher	/s/ Matthew J. Simpson
George A. Bicher	Matthew J. Simpson
Trustee	Trustee

/s/ Paul M. Colonna	/s/ Donald W. Torey
Paul M. Colonna	Donald W. Torey
Trustee	Trustee

/s/ Michael J. Cosgrove	/s/ David Wiederecht
Michael J. Cosgrove	David Wiederecht
Trustee	Trustee

/s/ Gregory B. Hartch	/s/ Tracie Ann Winbigler
Gregory B. Hartch	Tracie Ann Winbigler
Trustee	Trustee